Exhibit 99.1

China Jo-Jo Drugstores, Inc. Announces Participation in Upcoming Investment Conferences

HANGZHOU, China--(BUSINESS WIRE)--March 2, 2011--China Jo-Jo Drugstores, Inc. (NASDAQ:CJJD), which operates retail pharmacies in the People’s Republic of China, announced today that the Company will be presenting at the 2011 Rodman & Renshaw Annual China Investment Conference and the Roth 23rd Annual OC Growth Stock Conference.

The Company will be represented at the Rodman & Renshaw Conference by Dr. Lei Liu, Chief Executive Officer and Chairman, Ms. Li Qi, General Manager and Secretary, and Bennet P. Tchaikovsky, Chief Financial Officer. The presentation is scheduled for Monday, March 7, 2011 at 11:55 a.m. Beijing Time at Le Royal Meridien Hotel in Shanghai. The Company will be represented at the Roth Conference by Bennet P. Tchaikovsky, Chief Financial Officer. The presentation is scheduled for Tuesday, March 15, 2011 at 11:00 a.m. Pacific Time at the Ritz Carlton Hotel in Dana Point, CA.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc. operates a retail pharmacy chain in China offering both western and traditional Chinese medicine, including prescription and over-the-counter drugs, sundries, nutritional supplements and medical devices. China Jo-Jo Drugstores also provides on-site physician consulting. The Company operates through its contractually controlled affiliates Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd., Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine General Partnership, and Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd. The Company currently operates 49 stores.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in the People’s Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

CONTACT:
China Jo-Jo Drugstores, Inc.
Bennet Tchaikovsky
Chief Financial Officer
310-622-4515
bennet@jojodrugstores.com